UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2019

Nissan Master Owner Trust Receivables

(Exact name of Issuing Entity as specified in its charter)

Central Index Key Number: 0001236424

Nissan Wholesale Receivables Corporation II

(Exact name of Depositor as specified in its charter)

Central Index Key Number: 0001236416

Nissan Motor Acceptance Corporation

(Exact name of Issuing Sponsor as specified in its charter)

Central Index Key Number: 0001540639

Delaware	333-210906-01	51-6538952
(State or Other Jurisdiction of Incorporation of Issuing Entity)	(Commission File Number of Issuing Entity)	(IRS Employer Identification No. of Issuing Entity)

ONE NISSAN WAY ROOM 5-124 FRANKLIN, TENNESSEE		37067
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (615) 725-1122

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 13, 2019 (the “Closing Date”), Nissan Motor Acceptance Corporation (“NMAC”), as servicer, Nissan Wholesale Receivables Corporation II (“NWRC II”), as transferor, and Wilmington Trust Company, as owner trustee (the “Owner Trustee”), entered into the Third Amendment to Amended and Restated Transfer and Servicing Agreement (the “TSA Amendment”), which amends the Amended and Restated Transfer and Servicing Agreement, dated as of October 15, 2003, among NMAC, as servicer, NWRC II, as transferor, and Nissan Master Owner Trust Receivables, as issuer (the “Issuing Entity”), to account for the EU Securitization Rules (as defined in the TSA Amendment) as in effect and applicable on the Closing Date.

On the Closing Date, the Issuing Entity and U.S. Bank National Association (the “Indenture Trustee”) entered into a Series 2019-A Indenture Supplement, (the “Indenture Supplement”), to the Amended and Restated Indenture, dated as of October 15, 2003 (the “Indenture”), by and between the Issuing Entity and the Indenture Trustee, pursuant to which the Issuing Entity issued the Series 2019-A Notes (the “Notes”). On the Closing Date, the Issuing Entity, as issuer, NMAC, as sponsor and servicer, and Clayton Fixed Income Services LLC, as asset representations reviewer, entered into an Asset Representations Review Agreement, dated as of the Closing Date (the “Asset Representations Review Agreement”), relating to the review of certain representations relating to the receivables securing the Notes. The Notes, with an aggregate principal balance of $1,000,000,000, were sold pursuant to an Underwriting Agreement, dated March 5, 2019 (the “Underwriting Agreement”), by and among NWRC II, NMAC, the Issuing Entity and Merrill Lynch, Pierce, Fenner & Smith Incorporated, on behalf of itself and as representative of Mizuho Securities USA LLC, TD Securities (USA) LLC, Wells Fargo Securities, LLC, BNP Paribas Securities Corp., Lloyds Securities Inc., MUFG Securities Americas Inc. and Scotia Capital (USA) Inc. (collectively, the “Underwriters”). The Notes have been registered pursuant to the Securities Act of 1933, as amended, under a Registration Statement on Form SF-3 (Commission File No. 333-210906), which was declared effective on June 21, 2016. The public offering of the Notes terminated on the Closing Date upon the sale of all of the Notes. The price to the public of the Notes was $1,000,000,000 (or 100.00000%).

During the period from the effective date of the Registration Statement through the current reporting period, the amount of expenses incurred in connection with the issuance and distribution of the Notes with respect to underwriting commissions and discounts was $2,500,000. After deducting the underwriting commission and discount described in the preceding sentence, the net offering proceeds of the Issuing Entity before expenses for the Notes are $997,500,000. Other expenses, including legal fees and other costs and expenses, are reasonably estimated to be $1,051,200 and net proceeds of the Issuing Entity, after deduction of expenses, are reasonably estimated to be $996,448,800 total proceeds. With respect to the payment of these other expenses and costs, all direct or indirect payments were made to persons other than persons who are (a) directors or officers of the Issuing Entity or (b) owners of 10 percent or more of any class of securities of the Issuing Entity.

The Issuing Entity will use the net proceeds from the sale of the Notes (i) to make the required initial deposit into the reserve account and (ii) to pay the remaining net proceeds to NWRC II as payment for the receivables transferred to the Issuing Entity. NWRC II, as the depositor, will use the proceeds to purchase receivables from NMAC and/or to repay indebtedness to NMAC incurred by NWRC II in connection with the prior purchase of receivables by NWRC II from NMAC. NMAC will use the portion of the proceeds paid to it for general corporate purposes.

ITEM 6.05 SECURITIES ACT UPDATING DISCLOSURE

The tables set forth in the attached Exhibit 99.1 set forth the composition of receivables in the trust portfolio by various criteria as of February 28, 2019.

ITEM 8.01 OTHER EVENTS

Attached as Exhibit 4.1 is the Indenture Supplement, as Exhibit 10.1 is the Asset Representations Review Agreement and as Exhibit 10.2 is the TSA Amendment. Other relevant documents relating to the issuance of the Notes have been previously filed with the Securities and Exchange Commission.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits

The exhibit number corresponds with Item 601(a) of Regulation S-K.

Exhibit No.	Description

Exhibit 4.1	Series 2019-A Indenture Supplement, dated as of March 13, 2019, by and between Issuing Entity, as issuer, and the Indenture Trustee.

Exhibit 10.1	Asset Representations Review Agreement, dated as of March 13, 2019, by and between the Issuing Entity, as issuer, NMAC, as sponsor and servicer, and Clayton Fixed Income Services LLC, as asset representations reviewer.

Exhibit 10.2	Third Amendment to Amended and Restated Transfer and Servicing Agreement, dated as of March 13, 2019, among NMAC, as servicer, NWRC II, as transferor, and the Owner Trustee.

Exhibit 99.1	Composition of the Receivables in the Trust Portfolio.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NISSAN WHOLESALE RECEIVABLES CORPORATION II

By:	/s/ Douglas E. Gwin, Jr.

Name:	Douglas E. Gwin, Jr.
Title:	Assistant Treasurer

Date: March 19, 2019